Exhibit 4.1

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

TO

JPMORGAN CHASE BANK, N.A.
(formerly known as THE CHASE MANHATTAN BANK),
(successor to Morgan Guaranty Trust Company of New York,
formerly Guaranty Trust Company of New York)
as Trustee under
The Cleveland Electric Illuminating Company’s Mortgage
and Deed of Trust, Dated July 1, 1940

Eighty-seventh Supplemental Indenture

Dated as of April 1, 2005

First Mortgage Bonds, Pledge Series A of 2005 due 2035

Eighty-seventh Supplemental Indenture, dated as of April 1, 2005, made by and between THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (the “Company”), and JPMORGAN CHASE BANK, N.A. (formerly known as THE CHASE MANHATTAN BANK, successor by merger to The Chase Manhattan Bank (National Association), which in turn was successor to Morgan Guaranty Trust Company of New York, formerly Guaranty Trust Company of New York), a national banking association (the “Trustee”), as Trustee under the Mortgage and Deed of Trust dated July 1, 1940, hereinafter mentioned:

RECITALS

In order to secure First Mortgage Bonds of the Company (“Bonds”), the Company has heretofore executed and delivered to the Trustee the Mortgage and Deed of Trust dated July 1, 1940 (the “1940 Mortgage”) and eighty-six Supplemental Indentures thereto; and

The 1940 Mortgage, as supplemented and modified by said Supplemental Indentures and by this Eighty-seventh Supplemental Indenture, will be hereinafter collectively referred to as the “Indenture” and this Eighty-seventh Supplemental Indenture will be hereinafter referred to as “this Supplemental Indenture”; and

The Indenture provides among other things that the Company, from time to time, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to other provisions therein, may execute and deliver additional Bonds to the Trustee and the Trustee shall thereupon authenticate and deliver such Bonds to or upon the order of the Company; and

The Company has determined to create pursuant to the provisions of the Indenture a new series of first mortgage bonds (the “Pledge Bonds”) to be pledged as security for the payment of certain obligations undertaken by the Company in connection with the issuance by the Beaver County Industrial Development Authority (the “Authority”) of $53,900,000 aggregate principal amount of Pollution Control Revenue Refunding Bonds, Series 2005-A (The Cleveland Electric Illuminating Company Project) (the “Revenue Bonds”), with such first mortgage bonds to have the denominations, rates of interest, date of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

The Pledge Bonds are to be limited in aggregate principal amount to $53,900,000 and are to be delivered to J.P. Morgan Trust Company, National Association, as trustee (hereinafter called the “Revenue Bond Trustee”) under the Trust Indenture (the “Revenue Bond Indenture”) dated as of April 1, 2005 between the Authority and the Revenue Bond Trustee; and

The Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That The Cleveland Electric Illuminating Company, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the Trust under the Indenture, for the benefit of those who shall hold the Bonds and coupons, if any, issued and to be issued thereunder and under this Supplemental Indenture as hereinafter provided, as follows:

ARTICLE I

CONFIRMATION OF 1940
MORTGAGE AND SUPPLEMENTAL INDENTURES

The 1940 Mortgage (as modified in Article V of the Supplemental Indenture dated December 1, 1947, Article V of the Supplemental Indenture dated May 1, 1954, Article V of the Supplemental Indenture dated March 1, 1958, Article V of the Supplemental Indenture dated January 15, 1969, Article III of the Supplemental Indenture dated November 23, 1976 and Article III of the Supplemental Indenture dated April 15, 1985) and the Supplemental Indentures dated July 1, 1940, August 18, 1944, December 1, 1947, September 1, 1950, June 1, 1951, May 1, 1954, March 1, 1958, April 1, 1959, December 20, 1967, January 15, 1969, November 1, 1969, June 1, 1970, November 15, 1970, May 1, 1974, April 15, 1975, April 16, 1975, May 28, 1975, February 1, 1976, November 23, 1976, July 26, 1977, September 27, 1977, May 1, 1978, September 1, 1979, April 1, 1980, April 15, 1980, May 28, 1980, June 9, 1980, December 1, 1980, July 28, 1981, August 1, 1981, March 1, 1982, July 15, 1982, September 1, 1982, November 1, 1982, November 15, 1982, May 24, 1983, May 1, 1984, May 23, 1984, June 27, 1984, September 4, 1984, November 14, 1984, November 15, 1984, April 15, 1985, May 28, 1985, August 1, 1985, September 1, 1985, November 1, 1985, April 15, 1986, May 14, 1986, May 15, 1986, February 25, 1987, October 15, 1987, February 24, 1988, September 15, 1988, May 15, 1989, June 13, 1989, October 15, 1989, January 1, 1990, June 1, 1990, August 1, 1990, May 1, 1991, May 1, 1992, July 31, 1992, January 1, 1993, February 1, 1993, May 20, 1993, June 1, 1993, September 15, 1994, May 1, 1995, May 2, 1995, June 1, 1995, July 15, 1995, August 1, 1995, June 15, 1997, August 1, 1997, October 15, 1997, June 1, 1998 and October 1, 1998, October 1, 1998, April 1, 1999, June 30, 1999, January 15, 2000, May 15, 2002, October 1, 2002, September 1, 2004 and October 1, 2004, respectively, are hereby in all respects confirmed.

ARTICLE II

CREATION, PROVISIONS, REDEMPTION,
PRINCIPAL AMOUNT AND FORM OF PLEDGE BONDS

Section 2.01  The Company hereby creates a new series of Bonds to be issued under and secured by the Indenture and to be designated as “First Mortgage Bonds, Pledge Series A of 2005 due 2035” of the Company and hereinabove and hereinafter called the “Pledge Bonds.” The Pledge Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.

Section 2.02  The Pledge Bonds shall be issued as fully registered Bonds only, without coupons, in the denominations of $1,000 and any integral multiple thereof.

Section 2.03  The Pledge Bonds shall be dated the date of authentication, shall mature on April 1, 2035, and shall bear interest from the time hereinafter provided at such rate per annum on each interest payment date hereinafter defined as shall cause the amount of interest payable on such Pledge Bonds to equal the amount of interest payable on the Revenue Bonds, such interest to be payable on April 1 and October 1 in each year commencing on the April 1 or October 1 next succeeding the Initial Interest Accrual Date (as defined in the form of Pledge Bond hereinafter set forth) (each such date hereinafter called an “interest payment date”) on and until maturity, or, in the case of any such Pledge Bonds duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any such Pledge Bonds, until the Company’s obligation with respect to the payment of the principal shall be discharged as provided in the Indenture.

The Pledge Bonds shall be payable as to principal and interest at the agency of the Company in the Borough of Manhattan, The City of New York or the City of Akron, State of Ohio, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Except as hereinafter provided, each Pledge Bond shall bear interest from the Initial Interest Accrual Date (as defined in the form of Pledge Bond hereinafter set forth) until the principal of such Pledge Bond is paid or duly provided for.

The interest payable on any interest payment date shall be paid to the respective persons in whose names the Pledge Bonds shall be registered at the close of business on the record date therefore, which shall be the 15th day next preceding such interest payment date, notwithstanding the cancellation of any such Bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date (other than an interest payment date that is a redemption date or maturity date), such defaulted interest shall be paid to the respective persons in whose names such outstanding Pledge Bonds are registered at the close of business on a date (the “Subsequent Record Date”) not less than 10 days nor more than 15 days next preceding the date of payment of such defaulted interest, such Subsequent Record Date to be established by the Company by notice given by mail by or on behalf of the Company to the registered owners of Pledge Bonds not less than 10 days next preceding such Subsequent Record Date. If any interest payment date should fall on a day that is not a business day, then such interest payment date shall be the next succeeding business day.

The interest rate on the Pledge Bonds shall be the same rate of interest per annum as is borne by the Revenue Bonds; provided, however, that if there are different rates of interest borne by the Revenue Bonds, or if interest is required to be paid on the Revenue Bonds more frequently than on each April 1 or October 1, the interest rate on the Pledge Bonds shall be the rate that results in the total amount of interest payable on an interest payment date, a redemption date or at maturity, as the case may be, or at any other time interest on the Pledge Bonds is due and payable, to be equal to the total amount of unpaid interest that has accrued on all then outstanding Revenue Bonds.

Section 2.04  In the manner and subject to the limitations provided in the Indenture, Pledge Bonds may be exchanged for a like aggregate principal amount of Pledge Bonds of other authorized denominations, in either case without charge, except for any tax or taxes or other governmental charges incident to such transfer or exchange, at the office or agency of the Company in the Borough of Manhattan, The City of New York or the City of Akron, State of Ohio.

Except as otherwise provided in Section 2.03 of this Article II with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name a Pledge Bond is registered as the absolute owner thereof for the purpose of receiving any payment and for all other purposes.

Section 2.05  The Pledge Bonds shall be redeemable only to the extent provided in this Article II, subject to the provisions contained in Article V of the Indenture and the form of Pledge Bond hereinafter set forth.

Section 2.06  Subject to the applicable provisions of the Indenture and the form of Pledge Bond hereinafter set forth, written notice of redemption of Pledge Bonds pursuant to this Supplemental Indenture shall be given by the Trustee by mailing to each registered owner of such Pledge Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Pledge Bonds. Any notice of redemption shall be mailed at least thirty (30) days, but no more than sixty (60) days, prior to the redemption date.

Section 2.07  If and when the principal of any Revenue Bonds shall be paid, then there shall be deemed to have been paid a principal amount of the Pledge Bonds then outstanding which bears the same ratio to the aggregate principal amount of Pledge Bonds then outstanding as the principal amount of the Revenue Bonds so paid bears to the aggregate principal amount of the Revenue Bonds outstanding immediately before such payment; provided, however, that such payment of Pledge Bonds shall be deemed to have been made only when and to the extent that notice of such payment of the principal amount of such Revenue Bonds shall have been given by the Company to the Trustee. The Trustee may rely upon any such notification by the Company that such payment of Revenue Bonds has been so made.

Section 2.08  The Pledge Bonds shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date, as stated in the form of the Pledge Bond hereinafter set forth. The Pledge Bonds shall not otherwise be subject to redemption by the Company prior to maturity.

Section 2.09  From and after the Release Date (as defined in the Revenue Bond Indenture), all Pledge Bonds shall be deemed fully paid, satisfied and discharged and all obligations of the Company thereunder shall be terminated. Upon notification of the occurrence of the Release Date from the Company or the Trustee, each holder of Pledge Bonds shall surrender such Pledge Bonds to the Trustee for cancellation, whereupon the Trustee shall cancel the same.

Section 2.10  Pledge Bonds shall not be transferable except (i) to a successor to the Revenue Bond Trustee under the Revenue Bond Indenture, (ii) in connection with the exercise of the rights and remedies of the holder thereof consequent upon an event of default as defined in the Indenture, or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

Section 2.11  The aggregate principal amount of Pledge Bonds which may be authenticated and delivered hereunder shall not exceed $53,900,000, except as otherwise provided in the Indenture.

Section 2.12  The form of the fully registered Pledge Bonds, and of the Trustee’s certificate of authentication thereon, shall be substantially as follows:

[FORM OF FULLY REGISTERED PLEDGE BOND]

This Bond is not transferable except (i) to a successor trustee under the Trust Indenture, dated as of April 1, 2005, between the Beaver County Industrial Development Authority and J.P. Morgan Trust Company, National Association, as trustee, referred to herein (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon a “default” as defined in the Indenture referred to herein or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
Incorporated under the laws of the State of Ohio

First Mortgage Bond, Pledge Series A of 2005 due 2035

No. ____               $___________

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company,” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________, or registered assigns, the sum of _____________________________________________ Dollars ($________________) or the aggregate unpaid principal amount hereof, whichever is less, on April 1, 2035, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided, at the rate specified in Article II of the Supplemental Indenture (hereinafter referred to), such interest to be payable on April 1 and October 1 in each year commencing on the April 1 or October 1 next succeeding the Initial Interest Accrual Date (hereinafter defined) (each such date herein called an “interest payment date”), and on and until the date of maturity of this Bond, or, if this Bond shall be duly called for redemption, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in said Indenture. Except as hereinafter provided, this Bond shall bear interest from the Initial Interest Accrual Date (hereinafter defined) until the principal of this Bond has been paid or duly provided for.

Subject to certain exceptions provided in said Indenture, the interest payable on any interest payment date shall be paid to the person in whose name this Bond shall be registered at the close of business on the record date or, in the case of defaulted interest, on a day preceding the date of payment thereof established by notice to the registered owner of this Bond in the manner provided in the Supplemental Indenture (hereinafter referred to). Principal of and interest on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York or the City of Akron, State of Ohio.

The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, The Cleveland Electric Illuminating Company has caused this Bond to be signed in its name by its President or a Vice President (whose signature may be manual or a facsimile thereof) and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Corporate Secretary or an Assistant Corporate Secretary (whose signature may be manual or a facsimile thereof).

Dated:
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

Attest:	By:

Vice President

________________________
Corporate Secretary

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental Indenture.

JPMORGAN CHASE BANK, N.A., TRUSTEE

Date:	By:

Authorized Officer

[Reverse of Form of Bond]

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

First Mortgage Bond, Pledge Series A of 2005 due 2035

This Bond is one of the duly authorized Bonds of the Company (herein called the “Bonds”), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust dated July 1, 1940, executed by the Company to Guaranty Trust Company of New York (subsequently Morgan Guaranty Trust Company of New York and then The Chase Manhattan Bank (National Association)), now succeeded by JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee”), and all indentures supplemental thereto (said Mortgage as so supplemented herein called the “Indenture”) to which reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owner or owners of the Pledge Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the First Mortgage Bonds, Pledge Series A of 2005 due 2035 (herein called the “Pledge Bonds”) limited, except as otherwise provided in the Indenture, in aggregate principal amount to $53,900,000, issued under and secured by the Indenture and described in the Eighty-seventh Supplemental Indenture dated as of April 1, 2005, between the Company and the Trustee (herein called the “Supplemental Indenture”).

The Pledge Bonds have been delivered by the Company to J.P. Morgan Trust Company, National Association, as trustee (hereinafter called the “Revenue Bond Trustee”) under the Trust Indenture (the “Revenue Bond Indenture”) dated as of April 1, 2005 between the Beaver County Industrial Development Authority (the “Authority”) and the Revenue Bond Trustee securing $53,900,000 of the Authority’s Pollution Control Revenue Refunding Bonds, Series 2005-A (The Cleveland Electric Illuminating Company Project), which have been issued on behalf of the Company (the “Revenue Bonds”).

If and when the principal of any Revenue Bonds is paid, then there is deemed to be paid a principal amount of the Pledge Bonds then outstanding which bears the same ratio to the aggregate principal amount of Pledge Bonds then outstanding as the aggregate principal amount of the Revenue Bonds so paid bears to the aggregate principal amount of the Revenue Bonds outstanding immediately before such payment; provided, however, that such payment of Pledge Bonds is deemed to be made only when and to the extent that notice of such payment of such Revenue Bonds is given by the Company to the Trustee.

The Pledge Bonds shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date, but only if the Trustee shall receive written advice from the Revenue Bond Trustee stating that the principal amount of all the Revenue Bonds then outstanding under the Revenue Bond Indenture has been declared due and payable pursuant to the provisions of Section 11.02 of the Revenue Bond Indenture, specifying the date of the accelerated maturity of such Revenue Bonds and the date or dates from which interest on the Revenue Bonds issued under the Revenue Bond Indenture has then accrued and is unpaid (specifying the rate or rates of such accrual and the principal amount of the particular Revenue Bonds to which such rates apply), stating such declaration of maturity has not been annulled and demanding payment of the principal amount of the Pledge Bonds plus accrued interest thereon to the date fixed for such redemption. The date fixed for such redemption shall be set forth in the aforesaid written advice and shall not be (i) earlier than the later of (a) the date specified in such written advice as the date of accelerated maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture, and (b), unless the Revenue Bond Trustee, as sole holder of the Pledge Bonds, waives the requirement of notice of such redemption, forty five days after the Trustee’s receipt of such written advice and (ii) later than fifty days after such date of accelerated maturity. Upon mailing of notice of redemption (or if the requirement for such notice is waived, upon receipt of the aforesaid written advice), the earliest date from which unpaid interest on the Revenue Bonds has then accrued (as specified by the Revenue Bond Trustee) shall become the initial interest accrual date (the “Initial Interest Accrual Date”) with respect to the Pledge Bonds; provided, however, on any demand for payment of the principal amount thereof at maturity as a result of the principal of the Revenue Bonds becoming due and payable on the maturity date of the Pledge Bonds, the earliest date from which unpaid interest on the Revenue Bonds has then accrued shall become the Initial Interest Accrual Date with respect to the Pledge Bonds, such date, together with each other different date from which unpaid interest on the Revenue Bonds has then accrued, to be as stated in a written notice from the Revenue Bond Trustee to the Trustee, which notice shall also specify the rate or rates of such accrual and the principal amount of the particular Revenue Bonds to which such rate or rates apply. The aforementioned notice of redemption (or if the requirement for such notice is waived, such redemption) shall become null and void for all purposes under the Indenture (including the fixing of the Initial Interest Accrual Date with respect to the bonds of this series) upon receipt by the Trustee of written notice from the Revenue Bond Trustee of the annulment of the acceleration of the maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture and of the rescission of the aforesaid written advice prior to the redemption date specified in such notice of redemption (or if the requirement for such notice is waived, specified in the aforesaid written advice), and thereupon no redemption of the Pledge Bonds and no payment in respect thereof as specified in such notice of redemption (or if the requirement for such notice is waived, as specified in the aforesaid written advice) shall be effected or required. But no such rescission shall extend to any subsequent written advice from the Revenue Bond Trustee or impair any right consequent on such subsequent written advice.

Unless the requirement for such notice is waived in accordance with the preceding paragraph, any redemption of the Pledge Bonds shall be made after written notice to the registered owner or owners of such Pledge Bonds, sent by the Trustee by first class mail postage prepaid, at least 30 days and not more than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all Pledge Bonds and such consent is filed with the Trustee, and such redemption and notice shall be made in the manner provided in Article II of the Supplemental Indenture, subject to the provisions of the Indenture.

In the Forty-Third Supplemental Indenture dated April 15, 1985 between the Company and the Trustee, the Company has modified, in certain respects, the redemption provisions in the Indenture effective only with respect to the Bonds of all series established or created in said Forty-Third Supplemental Indenture and all supplemental indentures dated after May 28, 1985.

To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected, by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Bond. Pursuant to the Nineteenth Supplemental Indenture dated November 23, 1976 between the Company and the Trustee, the Company has reserved the right to modify the Indenture to except and exclude nuclear fuel (to the extent, if any, not otherwise excepted and excluded) from the lien and operation thereof without any vote, consent or other action by the holders of Bonds.

If an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

Subject to the limitations provided in the Indenture and Section 2.10 of the Supplemental Indenture, this Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the office or agency of the Company in the Borough of Manhattan, The City of New York or the City of Akron, State of Ohio upon surrender and cancellation of this Bond, and upon presentation of a duly executed written instrument of transfer, and thereupon new fully registered Pledge Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor, and this Bond, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Pledge Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all without charge except for any tax or taxes or other governmental charges incidental to such transfer or exchange and all subject to the terms and conditions set forth in the Indenture. The Company, the agencies of the Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving any payment and for all other purposes.

From and after the Release Date (as defined in the Revenue Bond Indenture), all Pledge Bonds shall be deemed fully paid, satisfied and discharged and all obligations of the Company hereunder shall be terminated. Upon notification of the occurrence of the Release Date from the Company or the Trustee, each holder of Pledge Bonds shall surrender such Pledge Bonds to the Trustee for cancellation, whereupon the Trustee shall cancel the same.

No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

[END OF FORM OF FULLY REGISTERED PLEDGE BOND]

ARTICLE III

THE TRUSTEE

Section 3.01  The Trustee hereby accepts the trusts hereby declared and provided upon the terms and conditions in the Indenture set forth and upon the terms and conditions set forth in this Article III.

Section 3.02  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate.

Section 3.03  For purposes of this Supplemental Indenture (a) the Trustee may conclusively rely and shall be protected in acting upon a written certificate of the Revenue Bond Trustee as to the interest rate of, interest payment dates of and basis on which interest is computed for, the respective Revenue Bonds, with respect to payments under the respective Revenue Bonds and with respect to the existence of the Release Date and the Trustee may conclusively rely and shall be protected in acting upon the written demand from, or certificate of, any agency duly appointed by resolution of the Board of Directors of the Company or any officer’s certificate or opinion of counsel, as to the truth of the statements and the correctness of the opinions expressed therein, without independent investigation or verification thereof, subject to Article XIII of the Indenture (b) a written demand from, or certificate of, an agency of the Company shall mean a written demand or certificate executed by the president, any vice president or any trust officer of, or any other person authorized to act for, such agency, as such and (c) a written certificate of the Revenue Bond Trustee shall mean a written certificate executed by the president, any vice president or any authorized officer of such Revenue Bond Trustee.

Section 3.04  The Company shall cause any agency of the Company, other than the Trustee, which it may appoint from time to time to act as such agency in respect of the Pledge Bonds, to execute and deliver to the Trustee an instrument in which such agency shall:

(a)  Agree to keep and maintain, and furnish to the Trustee from time to time as reasonably requested by the Trustee, appropriate records of all transactions carried out by it as such agency and to furnish the Trustee such other information and reports as the Trustee may reasonably require;

(b)  Certify that it is eligible for appointment as such agency and agree to notify the Trustee promptly if it shall cease to be so eligible; and

(c)  Agree to indemnify the Trustee, in a manner satisfactory to the Trustee, against any loss, liability or expense incurred by, and defend any claim asserted against, the Trustee by reason of any acts or failures to act as such agency, except for any liability resulting from any action taken by it at the specific direction of the Trustee;

provided, however, that the Company, in lieu of causing any such agency to furnish such an instrument, may make such other arrangements with the Trustee in respect of any such agency as shall be satisfactory to the Trustee.

Section 3.05  The Trustee shall advise the Company in writing of the receipt of any notification provided for pursuant to the redemption provisions contained in the form of the Pledge Bonds hereinabove set forth and Section 2.08 of Article II of this Supplemental Indenture.

ARTICLE IV

MISCELLANEOUS PROVISIONS

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

EXECUTION

IN WITNESS WHEREOF, said The Cleveland Electric Illuminating Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Corporate Secretary or an Assistant Corporate Secretary, and said JPMorgan Chase Bank, N.A., in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or one of its Trust Officers, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Secretaries or authorized officers, all as of the day and year first above written.

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

By:

Harvey L. Wagner, Vice President and Controller
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

[SEAL]

Attest:

__________________________________
David W. Whitehead, Corporate Secretary

Signed, sealed and acknowledged by
The Cleveland Electric Illuminating Company
in the presence of

_________________________________
Richard L. Anthony

_________________________________
Edward J. Morgan

As Witnesses

JPMORGAN CHASE BANK, N.A., AS TRUSTEE

By:

______________________, Vice President

Attest:

________________________________
________________, Trust Officer

Signed, sealed and acknowledged by
JPMorgan Chase Bank, N.A.
in the presence of

____________________________
Print Name:

____________________________
Print Name:

As witnesses

STATE OF OHIO                    )
: ss.:
COUNTY OF SUMMIT            )

On this ___ day of April 2005, before me personally appeared Harvey L. Wagner and David W. Whitehead, to me personally known, who being by me severally duly sworn, did say that they are a Vice President and Controller and the Corporate Secretary, respectively, of The Cleveland Electric Illuminating Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to the free act and deed of said corporation.

Notary Public Susie M. Hoisten Residence - Summit County State Wide Jurisdiction, Ohio My Commission expires December 9, 2006

STATE OF NEW YORK )
                                     : ss.:
COUNTY OF NEW YORK )

On this ___ day of April 2005, before me personally appeared ________________ and ____________________, to me personally known, who being by me severally duly sworn, did say that they are a Vice President and a Trust Officer, respectively, of JPMorgan Chase Bank, N.A., that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to the free act and deed of said corporation.

                                                      ______________________________________
Notary Public, State of New York
No. ______________
Qualified in ______ County
Certificate Filed in ________ County
Commission Expires ______________

This instrument prepared by: FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308.